UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

              WIDEPOINT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	52-2040275
State of incorporation or organization)	(I.R.S. Employer Identification No.)

One Lincoln Centre, Oakbrook Terrace, Illinois	60181
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, $.001 par value per share	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this form relates: __________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

____________________________________________________________________________________________
(Title of class)

____________________________________________________________________________________________
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

        The information set forth under the heading “Description of Capital Stock” in the prospectus, dated April 28, 2006, contained in the Registrant’s Post-Effective Amendment No. 1 to Form S-1 (Registration No. 333-121858) is incorporated by reference in this registration statement.

Item 2. Exhibits.

        Not applicable.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WIDEPOINT CORPORATION

Dated: September 18, 2006	By: /s/ Steve L. Komar
Steve L. Komar
Chief Executive Officer and Chairman

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